Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Brag House Holdings, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	(1)	Other	15,923,567	$1.15	$18,312,102.05	0.0001531	$2,803.58
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share issuable upon exercise of the Warrants	(2)	Other	16,981,110	$1.15	$19,528,276.50	0.0001531	$2,989.78

Total Offering Amounts:							$37,840,378.55		5,793.36
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$5,793.36

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Offering Note(s)

(1)	The shares of common stock of Brag House Holdings, Inc. (the “Registrant”) will be offered for resale by the selling stockholders pursuant to the prospectus contained herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional number of shares of common stock issuable upon stock splits, stock dividends, or other distribution, recapitalization or similar events with respect to the shares of common stock being registered pursuant to this registration statement.

This registration statement registers the resale by the selling stockholders of up to an aggregate of 32,904,677 shares of common stock, par value $0.0001 per share, issued by the Registrant pursuant to (a) a Securities Purchase Agreement, dated July 24, 2025, consisting of (i) 15,923,567 shares of common stock issuable upon conversion of 15,000 shares of Series B Preferred Stock, par value $0.0001 per share and (ii) warrants to purchase up to an aggregate of 15,923,567 shares of common stock; and (b) a Placement Agency Agreement, dated July 24, 2025, subsequently amended and restated on July 31, 2025, consisting of 1,057,543 placement agent warrants exercisable for 1,057,543 shares of common stock.

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low prices for a share of common stock as reported on the Nasdaq Capital Market on August 7, 2025, which date is a date within five business days of the filing of the registration statement for the registration of the securities listed in the table above.
(2)	The shares of common stock of Brag House Holdings, Inc. (the “Registrant”) will be offered for resale by the selling stockholders pursuant to the prospectus contained herein. Pursuant to Rule 416under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional number of shares of common stock issuable upon stock splits, stockdividends, or other distribution, recapitalization or similar events with respect to the shares of common stock being registered pursuant to this registration statement.

This registration statement registers the resale by the selling stockholders of up to an aggregate of 32,904,677 shares of common stock, par value $0.0001 per share, issued by the Registrantpursuant to (a) a Securities Purchase Agreement, dated July 24, 2025, consisting of (i) 15,923,567 shares of common stock issuable upon conversion of 15,000 shares of Series B Preferred Stock,par value $0.0001 per share and (ii) warrants to purchase up to an aggregate of 15,923,567 shares of common stock; and (b) a Placement Agency Agreement, dated July 24, 2025, subsequentlyamended and restated on July 31, 2025, consisting of 1,057,543 placement agent warrants exercisable for 1,057,543 shares of common stock.

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low prices for a share ofcommon stock as reported on the Nasdaq Capital Market on August 7, 2025, which date is a date within five business days of the filing of the registration statement for the registration of the securitieslisted in the table above.